Exhibit 10.34

Amendment No. 1 to Sublease Agreement

This Amendment No. 1 (“Amendment No. 1”) is made and effective the date of last signature below (“First Amendment Effective Date”) between Atara Biotherapeutics, Inc. (“Sublandlord”) and Rigel Pharmaceuticals, Inc. (“Subtenant”). Defined terms used but not otherwise defined herein have the meaning ascribed to them in the Sublease (as defined below).

RECITALS

A.WHEREAS, on October 28, 2022, Sublandlord and Subtenant entered into that certain Sublease Agreement (the “Sublease”) by which Sublessor sublet the Subleased Premises to Subtenant.

B.WHEREAS, Sublandlord and Subtenant, subject to the approval of the Prime Landlord, have agreed to extend the Sublease Term.

NOW, BE IT THEREFORE AGREED, the following provisions of the Sublease are hereby amended as of the First Amendment Effective Date as follows:

1.The Sublease Expiration Date is extended to May 31, 2025 (i.e. the scheduled expiration date of the term of the Primary Lease).

2.The first sentence of Section 17 is hereby deleted in its entirety and replaced as follows:

“Subtenant shall indemnify and hold harmless Sublandlord from any claims, liabilities and damages that Sublandlord may sustain as a result of, arising out of, or in connection with: (i) the use or occupancy of the Subleased Premises by Subtenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants, (ii) any gross negligence or willful misconduct of Subtenant or any of Subtenant’s agents, contractors, employees, invitees, licensees, subcontractors or subtenants, (iii) any failure by Subtenant to fully and promptly perform any of Subtenant’s obligations under this Sublease, and (iv) the restoration of the Subleased Premises to the condition existing as of the Sublease Commencement Date.”

3.This Amendment No. 1 is expressly conditioned upon obtaining the written consent of Prime Landlord (“Prime Landlord Amendment Consent”) in the form and substance reasonably approved by Sublandlord and Subtenant. If the Prime Landlord Amendment Consent is not obtained within thirty (30) days from the date of this Amendment No. 1, either party may terminate this Amendment No. 1 upon written notice to the other, whereupon this Amendment No. 1 shall have no effect, and the terms of the original Sublease shall remain in full force and effect.

4.Except as modified herein, all other terms and conditions of the Sublease remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

Sublandlord:Subtenant:

	/s/ Amar Murugan		/s/ Dean Schorno
Name/Title:	Amar Murugan Chief Legal Officer	Name/Title:	Dean Schorno EVP, CFO
Date:	10/4/2024	Date:	10/10/2024